Exhibit 99.2

Designated Filer:   Warburg Pincus X, LLC

Issuer & Ticker Symbol:    Bill Barrett Corporation (BBG)

Date of Event Requiring Statement:  December 3, 2008

JOINT FILERS’ NAMES AND ADDRESSES

1.	Name:	Warburg Pincus Private Equity X, L.P.
	Address:	c/o Warburg Pincus LLC
466 Lexington Avenue
New York, NY 10017

2.	Name:	Warburg Pincus X, L.P.
	Address:	c/o Warburg Pincus LLC
466 Lexington Avenue
New York, NY 10017